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                                                                    EX-99.a.1(b)


             AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT AND
              DECLARATION OF TRUST OF BRINSON RELATIONSHIP FUNDS

     The undersigned Trustees of Brinson Relationship Funds (the "Trust") hereby determine that it is necessary and appropriate to amend the Trust's Amended and Restated Agreement and Declaration of Trust, dated August 15, 1994, as amended on May 20, 1996 and August 21, 2000 (the "Declaration"), for the purposes set forth below, in accordance with Sections 10.4(a) and 10.4(d) of the Declaration.

     1.  Section 9.1
         -----------

              Section 9.1 of the Declaration is hereby amended by deleting the last sentence thereof, in its entirety, and replacing it with the following:

              "Any meeting of Holders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice."

     2.  This amendment has been duly adopted by the Trustees.

     3. All other provisions of the Declaration shall remain in full force and effect.

     IN WITNESS WHEREOF, the Trustees named below do hereby enter into this amendment to the Declaration as of the 20th day of November, 2000.

                                    /s/ Walter E. Auch
                                    ------------------
                                    Walter E. Auch
                                    Trustee of Brinson Relationship Funds
                                    209 South LaSalle Street
                                    Chicago, IL   60604


                                    /s/ Frank K. Reilly
                                    -------------------
                                    Frank K. Reilly
                                    Trustee of Brinson Relationship Funds
                                    209 South LaSalle Street
                                    Chicago, IL   60604


                                    /s/ Edward M. Roob
                                    ------------------
                                    Edward M. Roob
                                    Trustee of Brinson Relationship Funds
                                    209 South LaSalle Street
                                    Chicago, IL   60604

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                                    /s/ Andrew J. O'Reilly
                                    ----------------------
                                    Andrew J. O'Reilly
                                    Trustee of Brinson Relationship Funds
                                    209 South LaSalle Street
                                    Chicago, IL   60604


                    THE PLACE OF BUSINESS OF THE TRUST IS:

                            209 South LaSalle Street
                            Chicago, IL  60604-1295

/R

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